UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

PORTER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223

(Address of principal executive offices)

(502) 499-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2010, Porter Bancorp, Inc. (the “Company”) completed a $27.0 million stock offering in a private placement to select institutional accredited investors (the “Private Placement”). The Private Placement included the sale of 1,755,747 shares of common stock at $11.50 per share, 227,000 shares of Cumulative Mandatory Convertible Perpetual Preferred Stock, Series B (“Series B Preferred Stock”) at $11.50 per share, and 365,080 shares of Non-Voting Mandatory Convertible Preferred Stock, Series C (“Series C Preferred Stock”) at $11.50 per share. The shares of Series B Preferred Stock and Series C Preferred Stock (collectively, the “Preferred Stock”) are convertible into common stock on a share-for-share basis. In addition, the Company issued 1,169,914 warrants (“Warrants”) that are convertible into non-voting common stock at an exercise price of $11.50 per share. A press release announcing the Private Placement is attached to this Form 8-K as Exhibit 99.1. The terms of the Preferred Stock are described in Item 5.03 below, and the terms of the Warrants and the non-voting common stock are described in Item 3.02 below.

In accordance with NASDAQ Rule 5635, which requires shareholder approval when the total number of shares of common stock sold in a private placement would exceed 20% of the Company’s outstanding common stock, the Company is required to obtain shareholder approval to allow the Series B Preferred Stock to convert into common stock. The shareholders must also approve a new class of non-voting common stock issuable upon the exercise of the Warrants. The Company expects to submit these proposals for shareholder approval during the third quarter of 2010. J. Chester Porter, Chairman of the Board of the Company, and Maria L. Bouvette, President and CEO of the Company, who together own 54.5% of the outstanding shares of the Company’s common stock following the sale of shares of common stock described above, have agreed to vote in favor of the conversion pursuant to a Voting and Support Agreement, which is described below.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with (1) the proposal to convert the Series B Preferred Stock into common stock in accordance with NASDAQ Rule 5635; and (2) the proposal to authorize the new class of non-voting common stock to allow for exercise of the Warrants. Information about the Company’s directors and executive officers and their ownership of Company stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders.

Shareholders can obtain more information when the proxy statement relating to shareholder approval of the foregoing proposals becomes available. This proxy statement, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. Shareholders should read the proxy statement carefully, when it becomes available, before making any voting decision because it will contain important information.

Securities Purchase Agreement

In connection with the Private Placement, on June 30, 2010, the Company and the investors entered into a securities purchase agreement (the “Securities Purchase Agreement”). In addition to provisions relating to the sale and purchase of the Preferred Stock and the Warrants, the Securities Purchase Agreement includes several continuing covenants made by the Company.

The Company granted the lead investor, Patriot Financial Partners L.P. (“Patriot”), gross-up rights to maintain their relative ownership percentage with respect to public or non-public offerings of the Company’s common stock or any securities that are convertible into the Company’s common stock for so long as Patriot beneficially owns at least 4.9% of the Company’s outstanding shares of common stock. The gross-up rights are subject to exceptions for the issuance of securities (i) in connection with the Company’s employee stock incentive plans or (ii) as consideration in a merger, acquisition or similar transaction.

The Securities Purchase Agreement also grants Patriot the right to appoint a director to the Board of Directors of both the Company and PBI Bank for so long as Patriot beneficially owns at least 4.9% of the Company’s outstanding shares of common stock. At such time that Patriot exercises its right, the Company will appoint Patriot’s designee to the Board of Directors and promptly announce the appointment. The Securities Purchase Agreement also requires the Company to recommend to the shareholders the election of the board representative of Patriot to the Board at all subsequent annual meetings of the Company, subject to all legal and governance requirements regarding service as a director of the Company and the reasonable approval of the Nominating and Governance Committee. In lieu of appointing a director to the Company or to PBI Bank, Patriot has a right to have an observer attend board meetings of the Company or PBI Bank.

The Securities Purchase Agreement also provides that the Company will reduce its quarterly cash dividend on its common stock to $.10 per share and establish a payout ratio guidance policy of 35% of after-tax earnings on an on-going basis, subject to applicable regulations and policies of the bank regulatory agencies.

Voting and Support Agreement

In connection with the Private Placement, on June 30, 2010, J. Chester Porter and Maria L. Bouvette entered into a voting and support agreement with the investors. Mr. Porter and Ms. Bouvette agreed to vote their shares in favor of (i) a proposal to convert the shares of Series B Preferred Stock into common stock; (ii) a proposal to authorize the new class of non-voting common stock and (iii) any proposal to appoint and elect the designee of Patriot (or any successor thereof) to the Board of Directors of the Company.

Registration Rights Agreement

On June 30, 2010, the Company and the investors entered into a registration rights agreement, under which the Company agreed to file a registration statement within 30 days of the closing with respect to the common stock sold in the Private Placement, and the common stock into which the shares of Series B Preferred Stock or Series C Preferred Stock are convertible, and to use commercially reasonable efforts to make such registration statement become effective. The Company is required to maintain this registration statement continuously in effect until all such shares have been sold or become eligible for sale without restrictions under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company must pay a monthly penalty of 0.5% of the aggregate purchase price to the holders of registrable securities if (i) the Company fails to file the registration statement within the period set forth above; (ii) the registration statement does not become effective within the earlier of (a) 90 days of the closing (or 120 days if the registration statement is subject to review by the Commission) and (b) the fifth trading day after the Company receives notice that the registration statement will not be subject to further comments by the Commission; (iii) the registration statement ceases to be effective or the holders of registrable securities are unable to utilize the prospectus therein to sell such securities; (iv) the Company delays the disclosure of material nonpublic information for a period of 30 consecutive days (or such delays in the aggregate have exceeded 60 days during any 365 day period); or (v) at any time six months after the closing the Company fails to file its required reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) so that it is not in compliance with Rule 144(c)(1). Furthermore, after the filing of the registration statement as set forth above, the Company must file a registration statement with respect to the Warrants, the non-voting common stock issuable upon exercise of the Warrants, and the common stock issuable upon conversion of the non-voting common stock within 20 days of demand by a holder of such securities. The registration rights are subject to the right of the Company to delay registration to avoid disclosure of material nonpublic information or, in the case of the demand registration rights, to avoid interference with a transaction involving the Company or the Company’s ability to comply with the Securities Act or the Exchange Act. The holders of registrable securities must comply with certain standard provisions facilitating the filing and effectiveness of the registration statement as well.

Item 3.02	Unregistered Sales of Equity Securities.

On June 30, 2010, the Company completed a Private Placement of $27.0 million in the aggregate. The Private Placement included the sale of 1,755,747 shares of common stock at $11.50 per share, 227,000 shares of Series B Preferred Stock at $11.50 per share, and 365,080 shares of Series C Preferred Stock at $11.50 per share. The shares of the Preferred Stock are convertible into common stock on a share-for-share basis. In addition, the Company issued 1,169,914 Warrants that are convertible into non-voting common stock at an exercise price of $11.50 per share. The information set forth in Items 1.01 and 5.03 concerning the Private Placement is incorporated herein by reference. The terms of the Preferred Stock are described in Item 5.03 below and are incorporated herein by reference.

The Warrants entitle the investors to purchase a total of 1,169,914 shares of non-voting common stock of the Company. The Warrants are exercisable at $11.50 per share. The Warrants expire on the fifth anniversary of the date on which the Company’s shareholders approve a proposal authorizing a new class of non-voting common stock to allow for the exercise of the Warrants (the “Shareholder Approval Date”).

The Warrants become exercisable after the Shareholder Approval Date. The Company expects to submit the proposal for shareholder approval during the third quarter of 2010. J. Chester Porter, Chairman of the Board of the Company, and Maria Bouvette, President and CEO of the Company, who together own 54.5% of the Company’s common stock following the sale of common stock described in Item 1.01 above, have agreed to vote in favor of the new class of non-voting common stock pursuant to the Voting and Support Agreement, which is described above in Item 1.01.

The non-voting common stock would have the same dividend and liquidation rights as the Company’s voting common stock. The non-voting common stock would convert automatically into voting common stock upon the earlier of (i) the transfer of the shares of non-voting common stock; provided that the non-voting common stock would not convert automatically if and to the extent automatic conversion would result in the transferee and its affiliates (as aggregated pursuant to the Bank Holding Company Act of 1956, as amended (the “BHC Act”), or the Change in Bank Control Act) becoming, directly or indirectly, the beneficial holder (as determined under the Exchange Act) of greater than 9.9% of the number of shares of outstanding common stock of the Company; and (ii) such time as after automatic conversion, the holder of the non-voting common shares and its affiliates hold beneficially less than 9.9% of the number of shares of common stock then outstanding, pursuant to the banking and securities laws provided in clause (i).

The exercise price and the number of shares of non-voting common stock issuable upon exercise of the Warrants are subject to adjustments under the following circumstances:

•	stock dividends, subdivisions, combinations or reclassifications of shares into a greater or smaller number of shares;

•	a merger, consolidation, statutory share exchange or similar transaction involving our Company;

•	a distribution of securities, evidences of indebtedness, assets, cash, rights or warrants to holders of common stock other than ordinary distributions; and

•	certain repurchases of common stock by the Company.

The securities issued and sold in the Private Placement were offered and sold by the Company in reliance upon an exemption from registration pursuant to Rule 4(2) of the Securities Act. The Company paid placement fees of $1,150,000 in the aggregate.

Item 3.03	Material Modification of the Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 concerning the Private Placement is incorporated herein by reference. On June 30, 2010, the Company issued the Series B Preferred Stock, Series C Preferred Stock and the Warrants. Following such issuance, the Company’s ability to pay dividends or distributions on, repurchase, redeem or otherwise acquire for consideration, shares of its common stock is subject to certain restrictions. These restrictions are set forth in the Certificate of Determination filed with the Secretary of State of the Commonwealth of Kentucky on June 29, 2010 and attached as Exhibit 3.1 to this Report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Private Placement described above, on June 29, 2010, the Board of Directors authorized the designation of two new series of preferred stock, the Series B Preferred Stock and the Series C Preferred Stock, out of its available “blank check preferred stock” and authorized the issuance of 227,000 shares of Series B Preferred Stock and 365,080 shares of Series C Preferred Stock. The Company filed Articles of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the Commonwealth of Kentucky on June 29, 2010, which included a Certificate of Determination describing the respective rights, privileges and preferences of the Series B Preferred Stock and the Series C Preferred Stock. The Company filed Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company on June 30, 2010, authorizing an increase in the number of shares of preferred stock designated as Series C Preferred Stock. A summary of the various rights, privileges and preferences of each new series of Preferred Stock, as provided under the Certificate of Determination, is set forth below.

Description of Series B Preferred Stock

The Company issued 227,000 shares of Cumulative Mandatory Convertible Perpetual Preferred Stock, Series B (“Series B Preferred Stock”) of the Company. The following is a summary of the material rights, preferences, privileges and restrictions of the Series B Preferred Stock.

Ranking – The Series B Preferred Stock will rank junior to the Company’s Series A Preferred Stock and senior to the Company’s common stock.

Mandatory Conversion Rights – The Series B Preferred Stock is automatically convertible into common stock on the third business day after the date on which the Company’s shareholders approve the conversion of the Series B Preferred Stock in common stock for purposes of Rule 5635 of the NASDAQ Stock Market Rules (“Mandatory Conversion Date”). If the Mandatory Conversion Date is more than six months after the date the Stock is issued to holders, the holders of Series B Preferred Stock will be paid, in cash, any accrued and unpaid dividends on their shares of Series B Preferred Stock whether or not the Board of Directors of the Company has actually declared payment of dividends.

For each share Series B Preferred Stock converted, the holder will be entitled to receive the number of shares of common stock equal to (1) a quotient of $11.50 per share, divided by (2) $11.50, the conversion price of the shares, subject to adjustment for certain events including stock splits, issuance of stock purchase rights to holders of rights or warrants to common stock, distributions, a self tender or exchange offer by the Company, stock rights plans, and certain other issuances of additional stock.

Dividends – Each share of Series B Preferred Stock provides for cumulative dividends of ten percent (10%) for a period of six months and (ii) fifteen percent (15%) for each six month period thereafter. If the shareholder approvals described above are received within the first six month period, no dividends will be owed or paid on the Series B Preferred Stock.

Liquidation Rights – Upon the liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to a liquidation amount equal to the greater of (x) $11.50 per share of Series B Preferred Stock, plus accrued and unpaid dividends, and (y) 110% of the payment or distribution to which holders of Series B Preferred Stock would be entitled if the holders’ shares were converted to common stock, prior to payment of any amounts to holders of the Company’s common stock or junior securities. If the Company’s assets are insufficient to pay the full liquidation preferences in full, then all of the assets to which the holders of the Series B Preferred Stock are entitled will be distributed pro rata among the holders of the Series B Preferred Stock.

Voting Rights – The Series B Preferred Stock is non-voting, except in the limited circumstances described below, or as required by law.

The vote or consent of holders of at least two-thirds of the outstanding Series B Preferred Stock is required for the Company to take the actions below.

•	To authorize stock senior to the Series B Preferred Stock with respect to payment of dividends and/or distribution of assets on liquidation, dissolution or winding up of the Company.

•

To amend the provisions of the Series B Preferred Stock. If the amendment will adversely affect the rights, powers or privileges of the Series B Preferred Stock, however, the amendment requires the unanimous vote or consent of the holders of the outstanding shares of Series B Preferred Stock.

The consent of holders of the Series B Preferred Stock is not required (i) to make changes to the Series B Preferred Stock to clarify provisions of the Series B Preferred Stock, so long as the clarification does not materially adversely affect the Series B Preferred Stock, or (ii) to make any provisions that are not inconsistent with the provisions of the Series B Preferred Stock.

Perpetual – The Series B Preferred Stock is perpetual and without maturity subject to conversion to common stock upon certain circumstances.

Non-Redeemable – The Series B Preferred Stock is not redeemable at the option of the Company or the Series B Preferred Stock holders at any time. The Series B Preferred Stock is not subject to any sinking fund or redemption, repurchase or retirement obligations.

Reorganization Event Rights – Upon the occurrence of a Reorganization Event (as defined below), the holders of the Series B Preferred Stock will have the option to either (i) convert the holder’s shares of Series B Preferred Stock into the kind of securities, cash and other property receivable by the holder in the Reorganization Event of the number of shares of common stock into which the Series B Preferred Stock would be convertible, plus receive an amount in cash equal to any accrued and unpaid dividends, or (ii) be entitled to receive liquidation distributions equal to what the holder would receive in a liquidation of the Company.

A “Reorganization Event” includes a merger or consolidation of the Company, a sale of more than 50% of the assets of the Company, a reclassification of the common stock of the Company or a statutory exchange of the outstanding Company common stock other than in a merger or consolidation.

Preemptive Rights – For so long as a holder of the Series B Preferred Stock, together with its affiliates, owns 4.9% or more of the all of the outstanding shares of common stock of the Company, if at any time the Company makes any public or nonpublic offering or sale of common stock or securities convertible into common stock (other than in the normal exercise of a conversion right of a convertible security or pursuant to the grant or exercise of an employee stock plan or as consideration for a non-financing transaction of the Company) (each an offering or sale of “New Securities”), the holder of the Series B Preferred Stock has the option to acquire from the Company, for the same price and on the same terms as offered to other purchasers, up to the amount of New Securities, in the aggregate, required to enable the holder to maintain its proportionate common stock equivalent interest in the Company as held immediately prior to the issuance of New Securities.

Description of Series C Preferred Stock

The Company issued 365,080 shares of Non-Voting Mandatory Convertible Preferred Stock, Series C (“Series C Preferred Stock”) of the Company. The following is a summary of the material rights, preferences, privileges and restrictions of the Series C Preferred Stock.

No Voting Rights – The Series C Preferred Stock has no right to vote on any matter submitted to vote at meeting of the shareholders of the Company except as required by the Kentucky Business Corporation Act, as amended, or as specifically provided in the Company’s Articles of Incorporation.

Dividends – The Company’s Board of Directors may declare dividends on the Series C Preferred Stock, subject to the preferential dividend rights of any designated preferred series ranking higher than the Series C Preferred Stock and after the Company has complied with any requirement for setting aside sums as sinking funds, or for redemption or purchase accounts. The Board of Directors may not declare any dividend on Series C Preferred Stock unless the Company has declared an equal amount to be paid contemporaneously as a dividend on the common stock of the Company.

Liquidation – Upon the liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock are entitled to a liquidation amount equal to the greater of (x) $11.50 per share of Series C Preferred Stock, plus unpaid dividends, and (y) the payment or distribution to which holders of Series C Preferred Stock would be entitled if the holders shares were converted to common stock, prior to payment of any amounts to holders of the Company’s non-voting common stock or common stock. After payment of the liquidation amount, the Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by, and will have no right or claim to any remaining assets of, the Company. If the Company’s assets are insufficient to pay the liquidation preferences in full, then all of the assets to which the Series C Preferred Stock holders are entitled will be distributed pro rata among the holders of the Series C Preferred Stock.

Automatic Conversion – The Series C Preferred Stock is automatically convertible into one share of common stock of the Company upon the earlier of (i) the transfer of the shares of Series C Preferred Stock; provided that, the automatic conversion shall not occur if and to the extent the automatic conversion would result in the transferee and its affiliates (as aggregated pursuant to the BHC Act, or the Change in Bank Control Act) becoming, directly or indirectly, the beneficial holder (as determined under the Exchange Act) of greater than 9.9% of the number of shares of outstanding common stock of the Company; and (ii) such time as after the automatic conversion, the holder of the Series C Preferred Stock and its affiliates hold beneficially less than 9.9% of the number of shares of common stock then outstanding, pursuant to the banking and securities laws provided in clause (i).

Adjustments – The one-to-one conversion ratio at which the Series C Preferred Stock converts into common stock is subject to adjustments under the following circumstances:

•	stock dividends, stock splits or combinations of common stock or non-voting common stock into a greater or smaller number of shares; or

•	a merger, consolidation or other reorganization of our Company.

Except with respect to voting rights, liquidation preferences or as specifically provided in the Company’s Articles of Incorporation, the Series C Preferred Stock has the same preferences, limitations and relative rights, and is identical in all respects, to the common stock of the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation, dated June 29, 2010

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation, dated June 30, 2010

4.1	Form of Warrant

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Voting and Support Agreement

99.1	Press Release issued by Porter Bancorp, Inc. on June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2010	Porter Bancorp Inc.

	By:	/s/ Maria L. Bouvette
Maria L. Bouvette
President and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation, dated June 29, 2010

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation, dated June 30, 2010

4.1	Form of Warrant

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Voting and Support Agreement

99.1	Press Release issued by Porter Bancorp, Inc. on June 30, 2010